CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus, and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated April 18, 2000, in the Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A No. 2-91091) of the Federated High Yield Trust dated April 30, 2000.




                                    ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 2000